UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 24, 2015

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Ashford Hospitality Prime, Inc. (the “Company”) announced on November 24, 2015 that it had entered into a Stock Purchase and Sale Agreement (the “Acquisition Agreement”) dated October 2, 2015 by and between Marriott International Hotels, Inc. and Ashford Thomas LLC, as amended November 16, 2015, to acquire the 180-room Ritz-Carlton St. Thomas in St. Thomas, U.S. Virgin Islands from Marriott International Hotels, Inc. for an aggregate purchase price of $64 million, subject to adjustment as provided in the Acquisition Agreement, which represents a purchase price of $355,000 per key (the “Acquisition”). The Acquisition is expected to close in the fourth quarter of 2015, subject to customary closing conditions.
The Acquisition Agreement contains terms, conditions, covenants, representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature. The Company is required to deposit a total of $2.5 million into escrow pending the closing or termination of the Acquisition Agreement. Subject to limitations set forth in the Acquisition Agreement, the seller has agreed to indemnify the Company against any losses, once such losses exceed $25,000 (“Threshold Amount”), that the Company incurs to the extent arising out of or resulting from any material breach of the seller’s representations or warranties made under the Acquisition Agreement and certain ancillary agreements. The sellers’ liability for such losses pursuant to this indemnity is generally subject to a cap of 3% of the purchase price (“Indemnification Limit”). Seller has also agreed to indemnify the Company against losses to the extent arising out of or resulting from certain pre-existing liabilities set forth in the Acquisition Agreement and breach by the Seller of certain obligations as set forth in the Acquisition Agreement, and such indemnification obligations are not subject to the Threshold Amount or the Indemnification Limit. Following the closing of the Acquisition Agreement, it is expected that Ritz Carlton (Virgin Islands), Inc. will manage the Ritz-Carlton St. Thomas.

ITEM 7.01     REGULATION FD DISCLOSURE
On November 24, 2015, the Company issued a press release announcing the entry into an agreement to acquire the Ritz-Carlton St. Thomas, as further described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated November 24, 2015

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 24, 2015

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel